Exhibit (j)(2)
[PricewaterhouseCoopers Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Registration Statement on Form N-1A for the Janus Aspen Series (1933 Act File No. 033-63212 and 1940 Act. File No. 811-07736) for Janus Aspen Preservation Series – Growth (Series ID: S000035099) of our report dated February 27, 2015, relating to the statement of financial condition as of December 31, 2014 of BNP Paribas Prime Brokerage, Inc., which appears as an exhibit in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
April 27, 2015